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                                                                     EXHIBIT 1.1


                            SHAMROCK LOGISTICS, L.P.



                             4,500,000 COMMON UNITS


                     REPRESENTING LIMITED PARTNER INTERESTS



                           --------------------------


                             UNDERWRITING AGREEMENT



                                                                __________, 2001

Goldman, Sachs & Co.,
A. G. Edwards & Sons, Inc.,
Dain Rauscher Incorporated,
Lehman Brothers Inc.,
UBS Warburg LLC
   As representatives of the several Underwriters
     named in Schedule I hereto,
c/o Goldman, Sachs & Co.
1000 Louisiana
Houston, Texas  77002

Ladies and Gentlemen:



         Shamrock Logistics, L.P., a Delaware limited partnership (the "Partnership"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,500,000 common units representing limited partner interests in the Partnership ("Common Units") and, at the election of the Underwriters, up to 675,000 additional Common Units. The aggregate of 4,500,000 Common Units is herein called the "Firm Units" and the aggregate of 675,000 additional Common Units is herein called the "Optional Units." The Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to
Section 2 hereof are herein collectively called the "Units."



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         It is understood and agreed to by all parties that the Partnership was formed to acquire, own and operate certain of the crude oil and refined product pipeline, terminalling and storage assets held by various subsidiaries of Ultramar Diamond Shamrock Corporation, a Delaware corporation ("UDS"), as described more particularly in the Prospectus (as defined in Section 1). At each Time of Delivery (as defined in Section 4), the Partnership will operate its business through Shamrock Logistics Operations, L.P., a Delaware limited partnership (the "Operating Partnership"). Riverwalk Logistics, L.P., a Delaware limited partnership, serves as the general partner of each of the Partnership and the Operating Partnership (the "General Partner"). Shamrock Logistics GP, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of UDS, serves as the general partner of the General Partner ("Shamrock Logistics GP"). UDS Logistics, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of UDS, serves as the limited partner of the General Partner ("UDS Logistics"). UDS, Shamrock Logistics GP, UDS Logistics, the General Partner, the Partnership and the Operating Partnership, are hereinafter referred to collectively as the "Shamrock Parties." The Partnership, the Operating Partnership, Skelly-Belvieu Pipeline Company, L.L.C., a Delaware limited liability company ("Skelly-Belvieu LLC"), the General Partner and Shamrock Logistics GP are hereinafter referred to collectively as the "Partnership Entities."

         Prior to the date hereof, the following transactions occurred:

(a) UDS and Diamond Shamrock Refining and Marketing Company, a Delaware corporation ("DSRMC"), forgave a portion of certain intercompany indebtedness [specify debtors and amounts], in the aggregate equal to the amount by which such intercompany indebtedness exceeds the amount to be assumed by the Operating Partnership and each such forgiveness of indebtedness was treated as a capital contribution;

(b) DSRMC contributed its interests in the Borger to Denver Pipeline and the Kinder-Morgan connection in El Paso, Texas to Emerald Corporation, a Delaware corporation ("Emerald Corporation");

(c) DSRMC contributed a 50% profits interest and a 49% capital interest (the "Skelly-Belvieu Interests") in Skelly-Belvieu LLC to Sigmor Corporation, a Delaware corporation ("Sigmor Corporation");

(d) Sigmor Corporation contributed the Skelly-Belvieu Interests to Sigmor Pipeline Company, a Texas corporation ("Sigmor Pipeline");

(e) UDS contributed a note payable from Sigmor Pipeline in the amount of $54.4 million to DSRMC, which in turn contributed the note to Sigmor Corporation, of which $12.5 million was forgiven by Sigmor Corporation;



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(f)      DSRMC contributed a note payable from Sigmor Pipeline in the amount of
         $14.6 million to Sigmor Corporation, all of which was forgiven by Sigmor Corporation;

(g) West Emerald Pipeline Corporation, a Delaware corporation and a wholly owned subsidiary of Emerald Corporation ("West Emerald"), merged with and into Emerald Corporation, and in connection therewith Emerald Corporation assumed qualified indebtedness of West Emerald;

(h) Emerald Corporation distributed its ownership interests in each of Petro/Chem Environmental Services, Inc., a Delaware corporation ("Petro/Chem"), and Emerald Pipe Line Corporation, a Delaware corporation ("Emerald Pipe Line"), to DSRMC, and each of D.S.E. Pipeline Company, a Delaware corporation ("DSE Pipeline"), Diamond Shamrock Pipeline Company, a Delaware corporation ("Diamond Shamrock Pipeline"), and Emerald Corporation distributed their working capital to DSRMC;

(i) Sigmor Pipeline distributed its working capital assets, and certain assets relating to the Odem Products Pipeline, the Refugio Crude Oil Pipelines and the Clayton Lateral Crude Oil Pipeline to Sigmor Corporation;

(j) the General Partner contributed $10 in exchange for a 1% general partner interest in the Partnership and contributed $10 in exchange for a 1% general partner interest in the Operating Partnership; Todd Walker (the "Organizational Limited Partner") contributed $990 in exchange for a 99% limited partner interest in the Partnership and contributed $990 in exchange for a 99% limited partner interest in the Operating Partnership;

(k) DSE Pipeline, Diamond Shamrock Pipeline and Emerald Corporation each were merged with and into the Operating Partnership, and as a result of the mergers referred to in the foregoing paragraph, DSRMC (i) received limited partner interests in the Operating Partnership, (ii) became the beneficiary of the [agreement] of the Operating Partnership to reimburse DSRMC for capital expenditures incurred in the previous 24 months [by DSRMC] with respect to each of DSE Pipeline, Diamond Shamrock Pipeline and Emerald Corporation, and (iii) assumed qualified indebtedness of Sigmor Pipeline, Diamond Shamrock Pipeline and Emerald Corporation;

(l) Sigmor Pipeline merged with and into the Operating Partnership and as a result, Sigmor Corporation (i) received limited partner interests in the Operating Partnership, (ii) became the beneficiary of the [agreement] of the Operating Partnership to reimburse Sigmor Corporation for capital expenditures incurred in the previous 24 months [by Sigmor Corporation] with respect to Sigmor Pipeline, and (iii) assumed qualified indebtedness of Sigmor Pipeline;

(m)      DSRMC loaned $_____ for working capital to the Operating Partnership;



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(n)      Sigmor Corporation contributed certain assets relating to the San
         Antonio Terminal to UDS Logistics in exchange for member interests in UDS Logistics and the agreement by UDS Logistics to reimburse it for certain capital expenditures made during the previous 24 months;

(o) The Shamrock Pipe Line Corporation, a Delaware corporation ("Shamrock Pipeline"), contributed its interests in the (1) McKee-Amarillo Products Pipeline, (2) Amarillo-Abernathy Products Pipeline, (3) Colorado Crude Line, (4) Dixon-McKee Crude Line, (5) Clawson-McKee Crude Line, (6) Chase Lateral Line, and (7) Hooker-Clawson Crude Line to UDS Logistics in exchange for member interests in UDS Logistics and the agreement by UDS Logistics to reimburse it for certain capital expenditures made during the previous 24 months;

(p) Diamond Shamrock Refining Company, L.P., a Delaware limited partnership ("DSRC, L.P."), contributed its interest in the Corpus Christi crude terminal to UDS Logistics in exchange for member interests in UDS Logistics, the agreement by UDS Logistics to reimburse it for certain capital expenditures made during the previous 24 months, and the assumption of UDS Logistics of qualified indebtedness of DSRC, L.P.;

(q) TPI Pipeline Corporation, a Michigan corporation ("TPI Pipeline"), contributed certain assets relating to the (1) Ringgold-Wasson Crude Line, (2) Wasson-Ardmore Crude Line, (3) Healdton-Ringling Crude Line and (4) Wynnewood Products Pipeline to UDS Logistics in exchange for member interests in UDS Logistics and the agreement by UDS Logistics to reimburse it for certain capital expenditures made during the previous 24 months;

(r) DSRMC contributed certain assets relating to the _______ terminals and its interest in the Trans-Texas pipeline to UDS Logistics in exchange for member interests in UDS Logistics and the agreement by UDS Logistics to reimburse it for certain capital expenditures made during the previous 24 months;

(s) UDS Logistics contributed all of the assets conveyed to it as described in the foregoing five paragraphs to the Operating Partnership in exchange for a ___% limited partner interest in the Operating Partnership, the agreement by the Operating Partnership to reimburse it for all of the capital expenditures referred to in the foregoing five paragraphs and the assumption by the Operating Partnership of the qualified indebtedness assumed from DSRC, L.P.; and

(t) the Operating Partnership entered into a bank credit agreement (the "Bank Credit Agreement") providing for a $120 million revolving credit facility for general business purposes including capital expenditures and acquisitions, repay working capital loans, reimburse for capital expenditures, pay qualified debt, to provide working capital and fund distributions to unitholders.



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The mergers described in clauses (g), (k) and (l) above are referred to herein as the "Mergers." In connection with the consummation of the Mergers, the Operating Partnership and certain of the Predecessors entered into merger agreements [, plans of liquidation] and certificates and articles of merger in connection with the Mergers (the "Merger Documents"). The transactions described in clauses (a)-(t), above are referred to herein collectively as the "Prior Transactions." Each of DSRMC, DSE Pipeline, Emerald Corporation, Sigmor Pipeline, Sigmor Corporation, West Emerald, Diamond Shamrock Pipeline, Shamrock Pipeline, TPI Pipeline, UDS Logistics and DSRC, L.P. is referred to herein, individually, as a "Predecessor" and, collectively, as the "Predecessors." In connection with the Prior Transactions, the parties to the Prior Transactions entered into various bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, the "Prior Conveyances"). The Shamrock Parties, Skelly-Belvieu LLC and the Predecessors are referred to collectively as the "Shamrock Entities."

         At the First Time of Delivery, the Partnership, the General Partner, the Operating Partnership, DSRMC, Shamrock Logistics GP, UDS Logistics and Sigmor Corporation will enter into a Contribution Agreement (the "Contribution Agreement") pursuant to which the following transactions will occur at the First Time of Delivery:

(a) DSRMC will contribute limited partner interests in the Operating Partnership to Shamrock Logistics GP and UDS Logistics, respectively, each of which will then contribute such interests to the General Partner in exchange for a 0.1% interest and a 99.9% interest in the General Partner, respectively, and a portion of such limited partner interests in the Operating Partnership will then be converted into general partner interests such that the General Partner holds a 1.0101% general partner interest and a ____% limited partner interest in the Operating Partnership;

(b) DSRMC and Sigmor Corporation each will contribute limited partner interests in the Operating Partnership to UDS Logistics in exchange for member interests in UDS Logistics;

(c) the General Partner will contribute its limited partner interest in the Operating Partnership to the Partnership in exchange for a 1% general partner interest in the Partnership;

(d) UDS Logistics will contribute its limited partner interest in the Operating Partnership to the Partnership in exchange for 9,599,322 subordinated units representing limited partner interests of the Partnership (the "Subordinated Units") and 4,424,322 Common Units;

(e) the Operating Partnership will borrow $46 million under the Bank Credit Agreement;

(f) the public offering of the Firm Units contemplated hereby will be consummated;



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(g)      the Partnership will contribute the net proceeds received from the sale of the Units to Operating Partnership; and

(h) the Operating Partnership will use the cash received upon sale of the Units and $46 million from the Bank Credit Agreement to (i) pay the expenses of the offering of the Units and related transactions of approximately $4.9 million, (ii) repay the working capital loan from DSRMC in the amount of $[9] million, (iii) reimburse ___________ approximately $[20.52] million, in the aggregate, for capital expenditures and (iv) repay approximately $[98.68] of debt obligations assumed in the Prior Transactions.

         The transactions described above in clauses (a)-(h) are referred to as the "Subsequent Transactions" and, together with the Prior Transactions, are referred to as the "Transactions." In connection with the Subsequent Transactions, the parties to the Subsequent Transactions entered into various bills of sale, assignments, conveyances, contribution agreements and related documents (the "Subsequent Conveyances" and, together with the Prior Conveyances, the "Conveyances"). The Merger Documents, the Conveyances and the Contribution Agreement are collectively referred to herein as the "Merger and Contribution Documents."

         1. The Shamrock Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

         (a) A registration statement on Form S-1 (File No. 333-43668) (the "Initial Registration Statement") in respect of the Units has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration


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Statement at the time it was declared effective, each as
amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus.").

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and each of the statements made by the Partnership in the Registration Statement, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith.

         (d) None of the Partnership Entities has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capitalization or long-term debt of any of the Partnership Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management,


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consolidated financial position, partners' capital, members' equity, or results of operations of any of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

         (e) The Operating Partnership and Skelly-Belvieu LLC have good and indefeasible title to all real property and good title to all personal property described in the Prospectus to be owned by the Partnership Entities, free and clear of all liens, claims, security interests or other encumbrances except (i) as described in the Prospectus and (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Shamrock Parties represent only that (A) the Operating Partnership and Skelly-Belvieu LLC have sufficient title to enable them to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in the Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a material adverse effect on the ability of the Operating Partnership and Skelly-Belvieu LLC to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in the Prospectus and will not materially increase the cost of such use and occupation. All real property and buildings held under lease or license by the Partnership Entities are held by the Operating Partnership and Skelly-Belvieu LLC under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus.

         (f) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") with power and authority (partnership and other) to own or lease its properties to be owned or leased at the First Time of Delivery, to assume the liabilities assumed by it pursuant to the Merger and Contribution Documents and to conduct its business to be conducted at the First Time of Delivery, in each case in all respects as described in the Registration Statement and the Prospectus. Each of the Partnership and the Operating Partnership is, or at the First Time of Delivery will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, partners' equity, members' equity or results of operations of the Partnership, the Operating Partnership and Skelly-Belvieu LLC, taken as a whole (a "Material Adverse Effect"), or (ii) subject the limited partners of the Partnership to any material liability or disability.



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         (g) Each of Shamrock Logistics GP, UDS Logistics and Skelly-Belvieu LLC
has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the
"Delaware LLC Act") with power and authority (limited liability company and other) to own or lease its properties to be owned or leased at the First Time of Delivery, to assume the liabilities assumed by it pursuant to the Merger and Contribution Documents and to conduct its business to be conducted at the First Time of Delivery, in each case in all respects as described in the Registration Statement and the Prospectus. Each of Shamrock Logistics GP, UDS Logistics and Skelly-Belvieu LLC is [, or at the First Time of Delivery will be,] duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

         (h) The General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with power and authority (partnership and other) to own or lease its properties to be owned or leased at the First Time of Delivery, to conduct its business to be conducted at the First Time of Delivery and to act as general partner of the Partnership and the Operating Partnership, in each case in all respects as described in the Registration Statement and the Prospectus. The General Partner is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

         (i) UDS has been duly incorporated and is validly existing in good standing under the Delaware General Corporation Law (the "DGCL") with power and authority (corporate and other) to own or lease its properties to be owned or leased at the First Time of Delivery and to conduct its business to be conducted at the First Time of Delivery, in each case in all respects as described in the Registration Statement and the Prospectus.

         (j) At each Time of Delivery, after giving effect to the Subsequent Transactions, the General Partner will be the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (k) At the First Time of Delivery, after giving effect to the Subsequent Transactions, UDS Logistics will own 4,424,322 Common Units and 9,599,322 Subordinated



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Units (the "Sponsor Units") and the General Partner will own all of the
Incentive Distribution Rights (as defined in the Partnership Agreement); all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and UDS Logistics will own such Sponsor Units, and the General Partner will own such Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (l) At the First Time of Delivery, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Optional Units); at the First Time of Delivery or the Second Time of Delivery, as the case may be, the Firm Units or the Optional Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and other than the Sponsor Units owned by UDS Logistics and the Incentive Distribution Rights owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at either Time of Delivery.

         (m) At each Time of Delivery, after giving effect to the Subsequent Transactions, the General Partner will be the sole general partner of the Operating Partnership with a 1.0101% general partner interest in the Operating Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement of the Operating Partnership (as the same may be amended and restated at or prior to the First Time of Delivery, the "Operating Partnership Agreement"); and the General Partner will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges or claims.

         (n) At each Time of Delivery, after giving effect to the Subsequent Transactions, the Partnership will be the sole limited partner of the Operating Partnership with a 98.9899% limited partner interest in the Operating Partnership; such limited partner interest will have been duly authorized and validly issued in accordance with the Operating Partnership Agreement and will be fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the Partnership will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.



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         (o) The Operating Partnership owns the Skelly-Belvieu Interests; such interests are duly authorized and validly issued in accordance with the [Skelly-Belvieu Pipeline Company LLC Agreement] (the "Skelly-Belvieu Agreement"), and are fully paid (to the extent required under the Skelly-Belvieu Agreement) and nonassessable (except as such nonassessability may be affected by
Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (p) At each Time of Delivery, after giving effect to the Subsequent Transactions, Shamrock Logistics GP will be the sole general partner of the General Partner with a 0.1% general partner interest in the General Partner; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement of the General Partner (as the same may be amended or restated at or prior to the First Time of Delivery, the "General Partner Partnership Agreement"), and Shamrock Logistics GP will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (q) At each Time of Delivery, after giving effect to the Subsequent Transactions, UDS Logistics will be the sole limited partner of the General Partner with a 99.9% limited partner interest in the General Partner; such limited partner interest will have been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and will be fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act) and UDS Logistics will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (r) UDS indirectly, through one or more direct or indirect wholly owned subsidiaries, owns a 100% member interest in each of Shamrock Logistics GP and UDS Logistics; such member interests are duly authorized and validly issued in accordance with the respective limited liability agreements of Shamrock Logistics GP and UDS Logistics (in each case, as the same may be amended or restated at or prior to the First Time of Delivery, the "Shamrock Logistics GP LLC Agreement" and the "UDS Logistics LLC Agreement", respectively), and are fully paid (to the extent required under the Shamrock Logistics GP LLC Agreement and the UDS Logistics LLC Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC
Act); and such member interests are owned free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (s) Other than the Partnership's ownership of its limited partner interest in the Operating Partnership and the Operating Partnership's ownership of the Skelly-Belvieu Interests, neither the Partnership nor the Operating Partnership owns, and at each Time of Delivery, neither will own, directly or indirectly, any equity or long-term debt securities of any




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corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership and the Operating Partnership, the General Partner does not own, and at each Time of Delivery will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

         (t) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership or the Operating Partnership, (ii) any partner interests in the General Partner or (iii) any member interests in Skelly-Belvieu LLC, Shamrock Logistics GP and UDS Logistics, in each case pursuant to the Partnership Agreement, the Operating Partnership Agreement, the General Partner Partnership Agreement, the Skelly-Belvieu Agreement, the Shamrock Logistics GP LLC Agreement and the UDS Logistics LLC Agreement, each as amended or restated at or prior to the First Time of Delivery (collectively, the "Organizational Documents") or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities, other than as have been waived. Except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other interests in the Partnership or the Operating Partnership or (B) any interests in Skelly-Belvieu LLC or the General Partner.

         (u) The Mergers became effective under the Delaware LP Act, the DGCL and the Texas Business Corporation Act on July 1, 2000.

         (v) The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement. At each Time of Delivery, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Shamrock Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and Incentive Distribution Rights, the execution and delivery by the Shamrock Entities of the Operative Agreements (as defined in Section 1(x)) (excluding the Merger Documents and Prior Conveyances) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

         (w) This Agreement has been duly executed and delivered by each of the Shamrock Parties, and constitutes the valid and legally binding agreement of each of the

Shamrock Parties, enforceable against each of the Shamrock Parties in accordance with its terms, provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (x) At or before the First Time of Delivery:

             (i) The Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and the Organizational Limited Partner and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;

             (ii) The Bank Credit Agreement will have been duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms;

             (iii) The Merger Documents and Prior Conveyances will have been duly authorized, executed and delivered by each of the Shamrock Entities party thereto, and will be valid and legally binding agreements of each of the Shamrock Entities parties thereto enforceable against such parties in accordance with their respective terms;

             (iv) The Operating Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and the Partnership and will be a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms;

             (v) The General Partner Partnership Agreement will have been duly authorized, executed and delivered by each of Shamrock Logistics GP and UDS Logistics and will be a valid and legally binding agreement of Shamrock Logistics GP and UDS Logistics, enforceable against each of them in accordance with its terms;

             (vi) Each of the Subsequent Conveyances and the Contribution Agreement will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto enforceable against such parties in accordance with their respective terms;

             (vii) An omnibus agreement (the "Omnibus Agreement") will have been duly authorized, executed and delivered by each of UDS, Shamrock Logistics GP, the General Partner, the Partnership and the Operating Partnership and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;

             (viii) A pipeline and terminals transportation and usage agreement (the "Usage Agreement") will have been duly authorized, executed and delivered by each of UDS, the General Partner, the Partnership and the Operating Partnership [others?] and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;

             (ix) A services agreement (the "Services Agreement") will have been duly authorized, executed and delivered by each of DSRMC, DSRC, L.P., Sigmor Corporation, TPI Pipeline, Shamrock Pipeline, Shamrock Logistics GP, the General Partner, the Partnership and the Operating Partnership and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;

provided that, with respect to each agreement described in this Section 1(x), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Organizational Documents, the Bank Credit Agreement, the Merger and Contribution Documents, the Omnibus Agreement, the Usage Agreement and the Services Agreement are herein collectively referred to as the "Operative Agreements."

         (y) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Shamrock Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Shamrock Entities, (ii) conflicted, conflicts or will conflict with or constituted, constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Shamrock Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violated, violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Shamrock Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) resulted, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Shamrock Entities, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

         (z) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Shamrock Entities party thereto, or the consummation by the Shamrock Entities of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), except (i) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) for such consents which have been, or prior to the First Time of Delivery will be, obtained, and (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

         (aa) None of the Shamrock Entities is in (i) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) violation in any material respect of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Shamrock Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Shamrock Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Shamrock Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

         (bb) The statements set forth in the Prospectus under the captions "Cash Distribution Policy," "Description of the Common Units," "Description of the Subordinated Units," and "The Partnership Agreement," insofar as they purport to constitute a summary of the terms of the Units and the Subordinated Units, and under the caption "Tax Considerations", insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair summaries in all material respects.

         (cc) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property of any of the Partnership Entities is the subject which, if determined adversely to the Partnership Entities, could reasonably be expected to, individually or in the aggregate have a Material Adverse Effect and, to the best of the Shamrock Parties' knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (dd) None of the Partnership Entities are, nor, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will be (i) an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

         (ee) None of the Partnership Entities does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of
Section 517.075, Florida Statutes.

         (ff) Arthur Andersen LLP, who have certified certain financial statements of the Partnership, the General Partner, and the Operating Partnership (successor to the Ultramar Diamond Shamrock Logistics Business) are independent public accountants with respect to the Shamrock Entities as required by the Act and the rules and regulations of the Commission thereunder.

         (gg) At December 31, 2000, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Preliminary Prospectus dated ______________, 2001 and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The selected historical and pro forma information set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Historical and Operating Data of Shamrock Logistics Operations (successor to the Ultramar Diamond Shamrock Business), and Pro Forma Financial and Operating Data of Shamrock Logistics" (including the information following the sub-caption "Reconciliation of Net Income and Taxable Net Income" and excluding the information under the sub-caption "Impact of Tariff Rate and Terminalling Revenue Changes") is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Preliminary Prospectus dated ______________, 2001 and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership Parties, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

         (hh) The information set forth in the Registration Statement, any Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Historical and Operating Data of Shamrock Logistics Operations (successor to the Ultramar Diamond Shamrock Business), and Pro Forma Financial and Operating Data of Shamrock Logistics--Impact of Tariff Rate and Terminalling Revenue Changes" is accurately presented in all material respects, and, except for the application of current tariff rates and terminalling charges to historical volumes, is prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been otherwise derived.

         (ii) There are no legal or governmental proceedings pending or, to the knowledge of the Shamrock Parties, threatened, against any of the Shamrock Entities, or to which any of the Shamrock Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

         (jj) The Prior Conveyances were legally sufficient to transfer or convey to the Operating Partnership all properties not already held by it that are, individually or in the aggregate, required to enable the Operating Partnership to conduct its operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Merger and Contribution Documents and those set forth in the Prospectus. The Operating Partnership, upon execution and delivery of the Prior Conveyances, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership, except as disclosed in the Prospectus and the Merger and Contribution Documents.

         (kk) Each of the Partnership Entities has [, or at the First Time of Delivery will have,] such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Partnership, the Operating Partnership and Skelly-Belvieu, taken as a whole.

         (ll) The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (mm) Each of the Partnership Entities and the Predecessors (with respect to the Ultramar Diamond Shamrock Logistics Business) has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a Material Adverse Effect, or (ii) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

         (nn) The Partnership Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, except where such noncompliance with Environmental Laws, failure to receive required permits, or failure to comply with the terms and conditions of such permits would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

         (oo) The Partnership Entities maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Time of Delivery.

         (pp) The sale and issuance of the Sponsor Units to UDS Logistics and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

         (qq) The Partnership Entities have not distributed and, prior to the later to occur of (i) the First Time of Delivery and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the general rules and regulations thereunder.

         (rr) The Units have been approved for listing on the New York Stock Exchange (the "Exchange"), subject only to official notice of issuance.

         2. Subject to the terms and conditions herein set forth, (a) the Partnership agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the
Partnership, at a purchase price per unit of $................, the number of
Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Partnership agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at the purchase price per unit set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.

         The Partnership hereby grants to the Underwriters the right to purchase at their election up to 675,000 Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Units. Any such election to purchase Optional Units may be exercised only by written notice from you to the Partnership, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Partnership otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Units to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Partnership shall be delivered by or on behalf of the Partnership to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to Goldman, Sachs & Co. at least forty-eight hours in advance. The Partnership will cause the certificates representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on
 ............., 2001 or such other time and date as Goldman, Sachs & Co. and the
Partnership may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Units, or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the "First Time of Delivery", such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Andrews & Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002 (the "Closing Location"), and the Units will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at
 .......p.m., Houston time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. Each of the Shamrock Parties agrees with each of the Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction;

         (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

         (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158);

         (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, hedge, contract to sell or otherwise dispose of, except as provided hereunder, any Common Units or any securities of the Partnership that are substantially similar to the Common Units, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

         (f) During a period of five years from the effective date of the Registration Statement, to furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, partnership equity and cash flows of the Partnership and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders a consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail;

         (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to Unitholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Partnership is listed; and (ii) such additional information concerning the business and financial condition of the Partnership as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Partnership and its subsidiaries are consolidated in reports furnished to its Unitholders generally or to the Commission);

         (h) To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

         (i) To use its best efforts to list, subject to notice of issuance, the Units on the Exchange;

         (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

         (k) If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. Each of the Shamrock Parties covenants and agrees with one another and with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership's counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(iv) all fees and expenses in connection with listing the Units on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Units; (vi) the cost of preparing certificates for the Units; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, the Partnership shall bear the cost of any other matters not directly relating to the sale and purchase of the Units pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Units by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Shamrock Parties herein are, at and as of such Time of Delivery, true and correct, the condition that the Shamrock Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Partnership has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) Baker Botts L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs (vii) and (xvi) and certain matters covered in paragraphs (i), (ii), (iii) and (xxi) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Andrews & Kurth L.L.P., counsel for the Partnership, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

             (i) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties, to assume the liabilities assumed by it pursuant to the Merger and Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Partnership and the Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership and the Operating Partnership or (ii) subject the limited partners of the Partnership to any material liability or disability.

             (ii) Each of Shamrock Logistics GP and UDS Logistics has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to assume the liabilities assumed by it pursuant to the Merger and Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of Shamrock Logistics GP and UDS Logistics is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership, the Operating Partnership and Skelly-Belvieu LLC, taken as a whole, or (ii) subject the limited partners of the Partnership to any material liability or disability.

             (iii) The General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties, to conduct its business and to act as general partner of the Partnership and the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. The General Partner is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership, the Operating Partnership and Skelly-Belvieu LLC, taken as a whole, or (ii) subject the limited partners of the Partnership to any material liability or disability.

             (iv) The General Partner is the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or "adverse claims" (as defined in Section 8-102(a)(1) of the Uniform Commercial Code of the State of New York) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

             (v) The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and, after giving effect to the Transactions, UDS Logistics owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances, security interests, charges or adverse claims (as defined above) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming UDS Logistics or the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

             (vi) The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and other than the Sponsor Units owned by UDS Logistics and the Incentive Distribution Rights owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at the First Time of Delivery.

             (vii) The General Partner is the sole general partner of the Operating Partnership with a 1.0101% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or adverse claims (as defined above)
(i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

             (viii) The Partnership is the sole limited partner of the Operating Partnership with a 98.9899% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement -- Limited Liability"); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or adverse claims (as defined above)
(i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

             (ix) Shamrock Logistics GP is the sole general partner of the General Partner with a 0.1% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement, and Shamrock Logistics GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges, or adverse claims (as defined above)
(i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Shamrock Logistics GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

             (x) UDS Logistics is the sole limited partner of the General Partner with a 99.9% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Act); and UDS Logistics owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or adverse claims (as defined above) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Shamrock Logistics GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

             (xi) UDS indirectly, through one or more direct or indirect wholly owned subsidiaries, owns a 100% member interest in each of the Shamrock Logistics GP and UDS Logistics; such member interests have been duly authorized and validly issued in accordance with the Shamrock Logistics GP LLC Agreement and the UDS Logistics LLC Agreement, respectively, and will be fully paid (to the extent required under the Shamrock Logistics GP LLC Agreement and the UDS Logistics LLC Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and such member interests will be owned free and clear of all liens, encumbrances, security interests, charges, or adverse claims (as defined above)
(i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming UDS or any of its direct or indirect wholly owned subsidiaries through which such members interests are held as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

             (xii) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership or the Operating Partnership, (ii) any partner interests in the General Partner or (iii) any member interests in Skelly-Belvieu LLC, Shamrock Logistics GP and UDS Logistics, in each case pursuant to the Organizational Documents or, to the knowledge of such counsel, any other agreement or instrument to which such entities are a party or by which any of them may be bound. To the knowledge of such counsel after due inquiry, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, the Operating Partnership or Skelly-Belvieu LLC, other than as have been waived. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other partnership interests in the Partnership or the Operating Partnership or
(B) any interests in Skelly-Belvieu LLC.

             (xiii) The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement.

             (xiv) This Agreement has been duly executed and delivered by each of the Shamrock Parties.

             (xv) Each of the Operative Agreements to which any of the Shamrock Entities is a party has been duly authorized and validly executed and delivered by each of the Shamrock Entities party thereto (except that we assume and express no opinion regarding the due authorization of any agreement by TPI Pipeline). Each of the Operative Agreements constitutes a valid and legally binding agreement of the Shamrock Entities party thereto, enforceable against each such Shamrock Entity in accordance with its respective terms, subject to
(i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

             (xvi) Each of the Mergers became effective under the Delaware LP Act, the DGCL and the Texas Business Corporation Act, as applicable, on July 1, 2000.

             (xvii) None of the offering, issuance and sale by the Partnership of the Units being delivered at such Time of Delivery, the execution, delivery and performance of this Agreement or the Operative Agreements by the Shamrock Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) constituted, constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Shamrock Entities (except that we assume and express no opinion regarding TPI Pipeline), (ii) constituted, constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement or any credit agreement, note agreement, indenture, promissory note or other agreement evidencing or governing indebtedness of any of the Shamrock Entities (except that we assume and express no opinion regarding TPI Pipeline), (iii) violated, violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas, or federal law or any order, judgment, decree or injunction of any federal, Texas or Delaware court or government agency or body directed to any of the Shamrock Entities or any of their properties in a proceeding to which any of them or their property is a party, or (iv) resulted, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Shamrock Entities, which breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership, the Operating Partnership and Skelly-Belvieu LLC, taken as a whole.

             (xviii) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any federal, Delaware or Texas court, governmental agency or body is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Shamrock Entities party thereto or the consummation by the Shamrock Entities of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) or for the conveyance of the properties located in the State of Texas purported to be conveyed to the Operating Partnership pursuant to the Conveyance Agreements, except (i) for such consents required under the Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and
(C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, or (v) as disclosed in the Prospectus.

             (xix) The statements in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business--Regulation," "Certain Relationships and Related Transactions," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units," "Description of the Subordinated Units," "The Partnership Agreement," and "Investment in Shamrock Logistics by Employee Benefit Plans," insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Units, the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions "Prospectus Summary--The Offering," "Cash Distribution Policy," "Description of the Common Units," "Description of the Subordinated Units" and "The Partnership Agreement."

             (xx) The opinion of Andrews & Kurth L.L.P. that is filed as Exhibit
8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

             (xxi) The Registration Statement was declared effective under the Act on __________; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

             (xxii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to such Time of Delivery (other than the financial statements, notes or schedules included or omitted from the Registration Statement or Prospectus or other financial data included in or omitted from the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

             (xxiii) To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any of the Partnership Entities or to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

             (xxiv) None of the Shamrock Parties is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "public utility company" or "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

             (xxv) Assuming that the Underwriters do not have notice of any adverse claim (as defined in Sections 8-102 and 8-105 of the New York Uniform Commercial Code) to the Units, upon the delivery to the Underwriters of certificates evidencing the Units registered in the name of the Underwriters (or their nominee) and payment by the Underwriters of the purchase price for the Units, the Underwriters (or such nominee) will be "protected purchasers" (as such term is used in Section 8-303 of the New York Uniform Commercial Code).

             (xxvi) The offer, sale and issuance of the Sponsor Units to UDS Logistics and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto.

             (xxvii) Upon the consummation of the Transactions, the Partnership will not be liable under the laws of the State of Texas for the liabilities of the Operating Partnership and Skelly-Belvieu LLC, and the Unitholders will not be liable under the laws of the State of Texas for the liabilities of the Partnership, the Operating Partnership and Skelly-Belvieu LLC except in each case to the same extent as under the laws of the State of Delaware.

             (xxviii) The Mergers were legally sufficient under the law of the State of Texas to vest in the Operating Partnership the assets of the parties to the Merger located in the State of Texas.

             (xxix) The Certificate of Merger for each of the Mergers has been properly recorded in the office of the County Clerk for each county in which the Operating Partnership owns Texas property and constitutes notice to all third parties under the recordation statutes of the State of Texas concerning record title to the Texas real property interests transferred by operation of law pursuant to the Mergers.

             (xxx) The execution, delivery and performance of the Prior Conveyances relating to the transfer of property in the State of Texas has not violated and will not violate any statute of the State of Texas or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the State of Texas having jurisdiction over any of the Shamrock Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect on the Unitholders or the operations conducted in the State of Texas by the Partnership, the Operating Partnership and Skelly-Belvieu LLC, taken as a whole.

             (xxxi) Each of the Prior Conveyances relating to the transfer of property in the State of Texas, assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the applicable law as stated therein and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of the State of Texas, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of the Prior Conveyances conveyed to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Texas, as described in the Prior Conveyances, subject to the conditions, reservations and limitations contained in the Prior Conveyances, except motor vehicles or other property requiring conveyance of certificated title as to which the Prior Conveyances are legally sufficient to compel delivery of such certificated title.

             (xxxii) Each of the deeds and assignments (including, without limitation, the form of the exhibits and schedules thereto) has been properly recorded in the office of the County Clerk for the county in which Texas real property conveyed by such deed or assignment is located, and constitutes notice to all third parties under the recordation statutes of the State of Texas concerning record title to the assets transferred thereby.

             (xxxiii) As a result of the conveyance to the Operating Partnership of the [specify common carrier pipelines] pursuant to the Merger and Contribution Documents, the Operating Partnership is entitled to exercise the power of eminent domain in the State of Texas to secure rights-of-way necessary to operate and maintain each such pipeline.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and related schedules, including the notes thereto and auditor's report thereon, and (ii) the other information of a financial nature included or omitted in the Registration Statement as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements and related schedules, including the notes thereto and auditor's report thereon included or omitted in the Prospectus, and (ii) the other information of a financial nature included or omitted in the Prospectus as to which such counsel need not comment), as of its issue date and as of such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Shamrock Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the States of Texas and New York, (D) with respect to the opinions expressed in paragraphs (i), (ii) and (iii) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Partnership, the Operating Partnership, the General Partner, Shamrock Logistics GP and UDS Logistics state that such opinions are based upon the opinions of ___________ provided pursuant to (_) below and upon certificates of foreign qualification or registration provided by the Secretary of State of the States of the States listed on Annex I to such opinion (each of which shall be dated as of a date not more than fourteen days prior to such Time of Delivery and shall be provided to you), (E) state that they express no opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property purported to be transferred by the Merger and Contribution Documents nor with respect to the accuracy or descriptions of real or personal property, and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership Entities may be subject. You shall also have received on the First Time of Delivery, a copy of the opinion of ______________ delivered pursuant to the Bank Credit Agreement, substantially in the form provided for therein, accompanied by a letter dated the Time of First Delivery and addressed to you from such counsel stating that you are entitled to rely on such opinion as if it were addressed to you.

         (d) Todd Walker, counsel for the Partnership, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

             (i) Skelly-Belvieu LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Skelly-Belvieu LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership, the Operating Partnership and Skelly-Belvieu LLC, taken as a whole, or (ii) subject the limited partners of the Partnership to any material liability or disability.

         (ii) UDS has been duly incorporated and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

         (iii) The Operating Partnership owns a 50% profits interest and a 49% capital interest in Skelly-Belvieu LLC; such interests have been duly authorized and validly issued in accordance with the Skelly-Belvieu Agreement and is fully paid (to the extent required under the Skelly-Belvieu Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges, or adverse claims (as defined above) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

         (iv) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Shamrock Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) constituted, constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any agreement, lease or other instrument known to such counsel (excluding any Operative Agreement, any agreement filed as an exhibit to the Registration Statement and any credit agreement, note agreement, indenture, promissory note or other agreement evidencing or governing indebtedness of any of the Shamrock Entities) to which any of the Shamrock Entities or any of their properties may be bound, which breach, violation or default would reasonably be expected to have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership and the Operating Partnership.

         (v) To the knowledge of such counsel after due inquiry, none of the Shamrock Entities is in (i) violation of its certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, or (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which violation or breach, default or violation would, if continued, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership, the Operating Partnership and Skelly-Belvieu LLC, taken as a whole, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Operative Agreements [, except in respect of which waivers have been obtained].

         (vi) To the knowledge of such counsel after due inquiry, each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership, the Operating Partnership and Skelly-Belvieu LLC, taken as a whole, to conduct their businesses in all material respects as currently conducted or as contemplated by the Prospectus to be conducted; and, to the knowledge of such counsel after due inquiry, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect upon the ability of the Partnership, the Operating Partnership and Skelly-Belvieu LLC, taken as a whole, to conduct their businesses in all material respects as currently conducted or as contemplated by the Prospectus to be conducted.

         (vii) Except as described in the Prospectus, to the knowledge of such counsel after due inquiry, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Partnership Entities or to which any of the Partnership Entities is a party or to which any of their respective properties is subject, which, if adversely determined to such Partnership Entities, is reasonably likely to have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership, the Operating Partnership and Skelly-Belvieu LLC, taken as a whole.

         In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus, no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and related schedules, including the notes thereto and auditor's report thereon, and (ii) the other information of a financial nature included or omitted in the Registration Statement as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements or related schedules, including the notes thereto and auditor's report thereon and (ii) the other historical, financial data included or omitted in the Prospectus, as to which such counsel need not comment), as of its issue date and as of such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Shamrock Entities and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, (D) state that he expresses no opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property purported to be transferred by the Merger and Contribution Documents nor with respect to the accuracy or descriptions of real or personal property, and (E) state that he expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership Entities may be subject.

         (e) Each of ________, with respect to the State of Colorado, ______ with respect to the State of New Mexico, and ________ with respect to the State of Oklahoma, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

             (i) Each of the General Partner and the Operating Partnership has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of [insert applicable state].

             (ii) Shamrock Logistics GP has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of [insert applicable state].

             (iii) Each of the Partnership and the Operating Partnership has all requisite limited partnership power and authority under the laws of the State of [insert applicable state] to own or lease its properties and to conduct its business in the State of [insert applicable state], in each case in all material respects as described or otherwise disclosed in the Prospectus; and upon the consummation of the Transactions (assuming that the Partnership will not be liable under the laws of the State of Delaware for the liabilities of the Operating Partnership and assuming that the Unitholders will not be liable under the laws of the State of Delaware for the liabilities of the Partnership or the Operating Partnership), the Partnership will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Operating Partnership, and the Unitholders will not be liable under the laws of the State of [insert applicable state] for the liabilities of the Partnership or the Operating Partnership except in each case to the same extent as under the laws of the State of Delaware.

             (iv) Assuming that the Mergers were legally sufficient under applicable Delaware law to vest in the Operating Partnership the assets of the parties to the Mergers, then the Mergers were legally sufficient under the law of the State of [insert applicable state] to vest in the Operating Partnership the assets of the parties to the Merger located in the State of [insert applicable state].

             (v) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body of the State of [insert applicable state] having jurisdiction over the Shamrock Entities or any of their respective properties is required for the issuance and sale of the Units by the Partnership, or for the conveyance of the properties located in the State of [insert applicable state] purported to be conveyed to the Operating Partnership pursuant to the Prior Conveyance Agreements, except (A) for such consents required under the Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (B) for such consents which have been obtained or made (C) for such consents which (i) are of a routine or administrative nature,
(ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (D) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect upon the operations conducted or to be conducted as described in the Prospectus in the State of [insert applicable state] by the Partnership Entities or (E) as disclosed in the Prospectus.

             (vi) The execution, delivery and performance of the Prior Conveyances relating to the transfer of property in the State of [insert applicable state] has not violated and will not violate any statute of the State of [insert applicable state] or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the State of [insert applicable state] having jurisdiction over any of the Shamrock Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a material adverse effect on the Unitholders or the operations conducted in the State of [insert applicable state] by the Partnership and the Operating Partnership, taken as a whole.

             (vii) Each of the Prior Conveyances is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of [insert applicable state], as described in the Prior Conveyances, subject to the conditions, reservations and limitations contained in the Prior Conveyances, except motor vehicles or other property requiring conveyance of certificated title as to which the Prior Conveyances are legally sufficient to compel delivery of such certificated title.

             (viii) Each of the deeds and real property assignments (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of [insert applicable state], to the extent such recordation is required, and, upon proper recordation of any of such deeds and real property assignments in the State of [insert applicable state], will constitute notice to all third parties under the recordation statutes of the State of [insert applicable state] concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Partnership or the Operating Partnership owns property is the appropriate public office in the State of [insert applicable state] for the recordation of deeds and assignments of interests in real property located in such county.

             (ix) The Operating Partnership is entitled to exercise the power of eminent domain in the State of [insert applicable state] to secure rights-of-way necessary to operate and maintain each of its common carrier pipelines.

         In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of [insert applicable state], excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, and (E) with respect to the opinion in paragraph (i) rely upon certificates of foreign qualification provided by the Secretary of State of [insert applicable state] (each of which shall be dated as of the date not more than fourteen days prior to such Time of Delivery and provided to you.)

         In rendering such opinion, such counsel shall state that (A) __________ and ______________ are hereby authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel's prior written consent.

         (f) ________, with respect to the State of Michigan, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

             (i) Each of the Operative Agreements to which TPI Pipeline is a party has been duly authorized and validly executed and delivered by TPI Pipeline.

             (ii) None of the execution, delivery and performance of the Operative Agreements by TPI Pipeline to which it is a party or the consummation of the transactions contemplated thereby (including the Transactions) (i) constituted, constitutes or will constitute a violation of the certificate or articles of incorporation or bylaws or other organizational documents of TPI Pipeline, or (ii) constituted, constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any Operative Agreement to which TPI Pipeline is a party or any other agreement filed as an exhibit to the Registration Statement to which TPI Pipeline is a party or any credit agreement, note agreement, indenture, promissory note or other agreement evidencing or governing indebtedness of TPI Pipeline, or (iii) violated, violates or will violate the laws of the State of Michigan or any order, judgment, decree or injunction of any Michigan court or government agency or body directed to TPI Pipeline or any of its properties in a proceeding to which it or its property is a party, which breaches, violations, defaults or liens, in the case of clauses
(ii) or (iii) would, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership, the Operating Partnership and Skelly-Belvieu LLC, taken as a whole.

             (iii) No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any Michigan court, governmental agency or body is required for the execution, delivery and performance of the Operative Agreements to which TPI Pipeline is a party by TPI Pipeline or the consummation by TPI Pipeline of the transactions contemplated thereby (including the Transactions), except (i) for such consents required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, or (ii) for such consents which have been obtained or made.

             In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of Michigan, excepting therefrom municipal and local ordinances and regulations, and (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

                  In rendering such opinion, such counsel shall state that (A) __________ and ______________ are hereby authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel's prior written consent.

         (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto);

         (h) (i) None of the Shamrock Entities shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capitalization or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or partners' equity or results of operations of the Partnership, the Operating Partnership and Skelly-Belvieu LLC, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities of any Shamrock Entity by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of any Shamrock Entity;

         (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Partnership's securities on the NYSE; (iii) a suspension or material limitation in the trading of the securities of UDS; (iv) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities; or
(v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (k) The Units to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

         (l) The Partnership has obtained and delivered to the Underwriters executed copies of an agreement from each officer and director of the General Partner, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

         (m) The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

         (n) The Partnership shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Partnership satisfactory to you as to the accuracy of the representations and warranties of the Partnership herein at and as of such Time of Delivery, as to the performance by the Partnership of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request; and

         (o) The conveyance of assets to the Operating Partnership and of interests in the Operating Partnership to the Partnership contemplated in the Conveyance Agreements shall have been consummated, the Bank Credit Agreement shall have been executed and become effective and the Mergers shall have been consummated.

         8. (a) The Shamrock Parties, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each of the Shamrock Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Underwriter will indemnify and hold harmless the Shamrock Parties against any losses, claims, damages or liabilities to which any of the Shamrock Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Shamrock Parties for any legal or other expenses reasonably incurred by the Shamrock Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Shamrock Parties on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Shamrock Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Shamrock Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Shamrock Parties on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Shamrock Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Shamrock Parties under this Section 8 shall be in addition to any liability which they may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Shamrock Logistics GP (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of Shamrock Logistics GP) and to each person, if any, who controls the Shamrock Parties within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Units, or the Partnership notifies you that it has so arranged for the purchase of such Units, you or the Partnership shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

         (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership, or any officer or director or controlling person of Shamrock Logistics GP, and shall survive delivery of and payment for the Units.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Partnership shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Partnership shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives of the several Underwriters.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives of the several Underwriters in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; and if to the Partnership shall be delivered or sent by mail to the address of the Partnership set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an

Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership Entities and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of Shamrock Logistics GP and each person who controls or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each of the Shamrock Parties. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                Very truly yours,

                                SHAMROCK LOGISTICS, L.P.

                                By:    Riverwalk Logistics, L.P., its
                                       general partner

                                       By:   Shamrock Logistics GP, LLC,
                                             its general partner


                                             By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                SHAMROCK LOGISTICS OPERATIONS, L.P.

                                By:    Shamrock Logistics, L.P., its
                                       general partner

                                       By:   Riverwalk Logistics, L.P., its
                                             general partner

                                             By:    Shamrock Logistics GP, LLC,
                                                    its general partner


                                                    By:
                                                         -----------------------
                                                         Name:
                                                         Title:

                                RIVERWALK LOGISTICS, L.P.

                                By:    Shamrock Logistics GP, LLC,
                                       its general partner


                                       By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                SHAMROCK LOGISTICS GP, LLC


                                By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                UDS LOGISTICS, LLC


                                By:
                                       -----------------------------------------
                                       Name:
                                       Title:



                                ULTRAMAR DIAMOND SHAMROCK
                                CORPORATION


                                By:
                                       -----------------------------------------
                                       Name:
                                       Title:

Accepted as of the date hereof:
Goldman, Sachs & Co.
A.G. Edwards & Sons, Inc.
Dain Rauscher Incorporated
Lehman Brothers Inc.
UBS Warburg LLC


--------------------------------------
       (Goldman, Sachs & Co.)
On behalf of each of the Underwriters

                                   SCHEDULE I



                                                                                                NUMBER OF OPTIONAL
                                                                                                    UNITS TO BE
                                                                        TOTAL NUMBER OF            PURCHASED IF
                                                                          FIRM UNITS              MAXIMUM OPTION
                         UNDERWRITER                                   TO BE PURCHASED              EXERCISED
                         -----------                                   ----------------         -------------------

Goldman, Sachs & Co...............................................
A.G. Edwards & Sons, Inc..........................................
Dain Rauscher Incorporated........................................
Lehman Brothers Inc...............................................
UBS Warburg LLC...................................................
                    Total...........................................
                                                                       ----------------         -------------------

                                                                       ================         ===================


                                                                         ANNEX I


                             FOREIGN QUALIFICATIONS



         Shamrock Logistics, L.P.
                  Texas

         Shamrock Logistics Operations, L.P.
                  Colorado
                  Kansas
                  New Mexico
                  Oklahoma
                  Texas

         Skelly-Belview Pipeline Company, L.L.C.
                  Texas

         Riverwalk Logistics, L.P.
                  Colorado
                  Kansas
                  New Mexico
                  Oklahoma
                  Texas

         Shamrock Logistics GP, LLC
                  Colorado
                  Kansas
                  New Mexico
                  Oklahoma
                  Texas

         UDS Logistics, LLC
                  [TO COME]

                                                                        ANNEX II



         Pursuant to Section 7(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:


               (i) They are independent certified public accountants with respect to the Partnership and its subsidiaries, the General Partner and the Operating Partnership (successor to the Ultramar Diamond Shamrock Logistics Business) within the meaning of the Act and the applicable published rules and regulations thereunder;


               (ii) In their opinion, the financial statements of the Operating Partnership (successor to the Ultramar Diamond Shamrock Logistics Business), the Partnership and the General Partner audited by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;


               (iii)The selected historical financial information with respect to the results of operations and financial position of the Operating Partnership (successor to the Ultramar Diamond Shamrock Logistics Business), as of and for the years ended December 31, 1996, 1997, 1998, 1999 and as of December 31, 2000 and for the six months ended June 30, 2000 and the six months ended December 31, 2000 included in the Prospectus agrees with the corresponding amounts in the audited financial statements for such periods;


               (iv) On the basis of limited procedures, not constituting an audit in accordance with U.S. generally accepted auditing standards, consisting of an inspection of the minute books of the Shamrock Parties since the date of the latest audited financial statements included in the Prospectus and inquiries of officials of the Shamrock Parties responsible for financial and accounting matters, nothing came to their attention that caused them to believe that:


                         (A) as of a specified date not more than five days
                    prior to the date of such letter, there was any increase in long-term debt or any decreases in net current assets or net parent investment, partnership equity of the Operating Partnership (successor to the Ultramar Diamond Shamrock Logistics Business) as compared with the latest balance sheet included in the Prospectus; and

                         (B) for the period from the date of the latest
                    financial statements included in the Prospectus to a specified date not more than five days prior to the date of such letter there were any decreases in revenues or net income of the Operating Partnership (successor to the Ultramar Diamond Shamrock Logistics Business), in each case as compared with the comparable period of the preceding year; and


               (v) On the basis of limited procedures, not constituting an audit in accordance with U.S. generally accepted auditing standards, consisting of reading the unaudited pro forma balance sheet of the Partnership as of December 31, 2000 and the unaudited pro forma statement of income of the Partnership for the year ended December 31, 2000 included in the Registration Statement or the Prospectus, inquiries of officials of the Shamrock Parties responsible for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such unaudited pro forma financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma balance sheet of the Partnership as of December 31, 2000 or the unaudited pro forma statement of income of the Partnership for the year ended December 31, 2000, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and


               (vi) In addition to the audit referred to in their report(s) included in the Prospectus and the inspection of minute books and inquiries referred to in paragraphs (iv) and (v) above, they have carried out certain specified procedures, not constituting an audit in accordance with U.S. generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which appear in the Prospectus or the Registration Statement, and have compared certain of such amounts, percentages and financial information with the audited financial statements of the Operating Partnership (successor to the Ultramar Diamond Shamrock Logistics Business) or the accounting records of the Operating Partnership (successor to the Ultramar Diamond Shamrock Logistics Business) or Ultramar Diamond Shamrock Corporation as appropriate and have found them to be in agreement.